EXHIBIT 10.8

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of March 31, 2016 (this “Termination Agreement”) is entered into by and among Primerica Life Insurance Company, a Massachusetts life insurance company (“PLIC”) and Prime Reinsurance Company, Inc. a Vermont special purpose financial captive insurance company (“Prime Re” and together with PLIC, the “Parties” and each a “Party”).

WHEREAS, PLIC and Prime Re have entered into that certain Monitoring and Reporting Agreement, dated as of March 31, 2010 (the “Agreement”);

WHEREAS, PLIC, Prime Re, Swiss Re Life & Health America Inc. a life insurance company domiciled under the laws of Missouri, and Pecan Re Inc., a special purpose financial insurance company organized under Section 6048f of Title 8 of the Vermont Statutes Annotated are parties to the Transaction Cooperation Agreement, dated as of January 25, 2016;

WHEREAS, PLIC and Prime Re, have entered into that certain 80% Coinsurance Agreement, dated as of March 31, 2010, as amended, supplemented, novated or otherwise modified from time to time (the “80% Coinsurance Agreement”);

WHEREAS, PLIC and Prime Re, have entered into that certain 10% Coinsurance Agreement, dated as of March 31, 2010, as amended, supplemented, novated or otherwise modified from time to time (the “10% Coinsurance Agreement”);

WHEREAS, the Parties hereto desire to terminate the Agreement on the terms and subject to the conditions set forth herein; and

NOW THEREFORE, in consideration of the premises set forth above and of the respective covenants, agreements, representations and warranties of the Parties herein contained in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

TERMINATION; MUTUAL RELEASE

Section 1.1Definitions.  Capitalized terms used and not defined in this Termination Agreement have the respective meanings assigned to them in the Agreement.

Section 1.2Termination of the Agreement.  Subject to the terms and conditions of this Termination Agreement, the Agreement is hereby terminated as of the date first written above (the “Termination Date”). From and after the Termination Date, the Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate.

Section 1.3Mutual Release.  In consideration of the covenants, agreements and undertakings of the Parties under this Termination Agreement, PLIC and Prime Re, each on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors and assigns (collectively, “Releasors”) hereby releases, waives and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Termination Agreement arising out of or relating to the Agreement, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Termination Agreement or Section 21.1 of the 80% Coinsurance Agreement and the 10% Coinsurance Agreement regarding Confidential Information (as defined therein).

ARTICLE II

MISCELLANEOUS

Section 2.1Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Agreement may not be assigned by the parties hereto without the requirement of the consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned.

Section 2.2Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the choice of law principles thereof.

Section 2.3Amendment; Counterparts. This Agreement may not be amended without the prior written consent of all Parties hereto.  This Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first above written.

PRIME REINSURANCE COMPANY

By:	/s/ Reza Shah
Name:	Reza Shah
Title:	Chief Executive Officer

PRIMERICA LIFE INSURANCE COMPANY

By:	/s/ Dan Settle
Name:	Dan Settle
Title:	Executive Vice President

[Signature Page to Termination Agreement]